UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the annual meeting of the stockholders of Franklin Resources, Inc. (the “Company”) held on March 15, 2011 (the “Annual Meeting”), the Company’s stockholders approved an amendment and restatement of the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (the “Plan”) increasing the number of authorized shares of the Company’s common stock available for issuance under the Plan by ten million (10,000,000) shares to a total of forty million (40,000,000) shares.

A summary of the material terms of the Plan is set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on January 25, 2011 (the “Proxy Statement”) under the heading “Proposal No. 3 Approval of an Amendment and Restatement of the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan.” The summary in the Proxy Statement and the description of the Plan contained herein are qualified in their entirety by reference to the full text of the Plan which is attached hereto as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The matters voted upon at the Annual Meeting and the results of the votes were as follows:

1.

To elect 12 directors to the Board of Directors of the Company to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

	Each of the 12 nominees for director was elected, and the voting results are set forth below:

Name of Director	For	Against	Abstain	Broker Non-Votes
Samuel H. Armacost	167,287,992	6,607,973	85,959	11,519,532
Charles Crocker	172,516,752	1,400,376	64,796	11,519,532
Joseph R. Hardiman	172,544,966	1,190,680	246,278	11,519,532
Charles B. Johnson	171,166,689	2,581,223	234,012	11,519,532
Gregory E. Johnson	171,749,363	2,000,394	232,167	11,519,532
Rupert H. Johnson, Jr.	171,262,838	2,486,697	232,389	11,519,532
Mark C. Pigott	172,746,159	986,575	249,190	11,519,532
Chutta Ratnathicam	172,865,183	874,100	242,641	11,519,532
Peter M. Sacerdote	171,034,496	2,689,943	257,485	11,519,532
Laura Stein	173,048,818	871,784	61,322	11,519,532
Anne M. Tatlock	118,966,483	54,943,408	72,033	11,519,532
Geoffrey Y. Yang	172,738,523	1,001,809	241,592	11,519,532

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

	The ratification of PricewaterhouseCoopers LLP was approved, and the voting results are set forth below:

For	Against	Abstain
184,862,537	568,438	70,481

3.

To submit for stockholder approval, an amendment and restatement of the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan to increase the number of authorized shares of common stock available for issuance by ten million (10,000,000) shares.

The amended and restated Franklin Resources, Inc. 2002 Universal Stock Incentive Plan was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
166,458,153	7,366,417	157,354	11,519,532

4.	To hold an advisory vote on the compensation of the Company’s executive officers.

The compensation of the Company’s executive officers as disclosed in the Proxy Statement was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
171,322,748	1,596,094	1,063,082	11,519,532

5.	To hold an advisory vote on the frequency with which to hold an advisory vote on the compensation of the Company’s executive officers.

The Company’s stockholders selected once every three years as the frequency for future advisory votes on the compensation of the Company’s executive officers, and the voting results are set forth below:

1 Year	2 Years	3 Years	Abstain
73,351,882	503,267	99,920,839	205,936

The Company’s Board of Directors has determined that the Company will hold an advisory vote on the compensation of the Company’s executive officers once every three years until the next required vote on the frequency of stockholder votes on the compensation of the Company’s executive officers as required pursuant to Section 14A(a) of the Securities and Exchange Act, as amended and the rules and regulations promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description
10.1	Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (as amended and restated effective March 15, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: March 17, 2011	/s/ Maria Gray
	Name:	Maria Gray
	Title:	Vice President and Secretary

4